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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement of American Superconductor Corporation on Form S-3 of our report dated May 9, 1997, on our audits of the consolidated financial statements of American Superconductor Corporation as of March 31, 1997 and 1996, and for the years ended March 31, 1997, 1996 and 1995, which report is included in the Company's Annual Report on Form 10-K for the year ended March 31, 1997, and of our report dated August 18, 1997, on our examination of the combination of the historical consolidated financial statements of American Superconductor Corporation and Superconductivity, Inc. after restatement for the pooling of interests as described in Note 1 to the consolidated financial statements, which report is included in the Company's Current Report on Form 8-K dated September 5, 1997. We also consent to the reference to our firm under the caption "Experts."

                                            COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 23, 1998